                                                                                                              EXHIBIT 99

                                    PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                                          For the Year Ended December 31, 1994
                                                       (Unaudited)
                                                 In Millions of Dollars

                                        Historical                  Elimination of        Sale of           Pro Forma
                                       Consolidated    Historical     Affiliated        Alascom and       Consolidated
                                        PacifiCorp      Alascom      Balances (a)       Adjustments        PacifiCorp
                                       ____________     _______      ____________       ___________       ____________

Revenues                                $ 3,506.5       $(343.5)       $  3.1            $  1.8(d)         $ 3,167.9

Expenses
  Depreciation and amortization             424.3         (34.7)            -                 -                389.6
  Operations, maintenance and other       2,095.6        (228.2)          3.1               4.5(d)           1,875.0
                                         ________        ______         _____             _____             ________
    Total                                 2,519.9        (262.9)          3.1               4.5              2,264.6
                                         ________        ______         _____             _____             ________
Income from Operations                      986.6         (80.6)            -              (2.7)               903.3

Other Income (Expense)
  Interest expense                         (298.8)          1.5          (3.8)             17.2(b)(f)         (283.9)
  Other                                      43.3          (3.9)          3.8                .9(e)              44.1
  Minority Interest                         (13.3)          6.9*            -               (.4)                (6.8)
                                         ________        ______         _____             _____             ________
    Total                                  (268.8)         (4.5)            -              17.7               (246.6)
                                         ________        ______         _____             _____             ________
Income before Income Taxes                  717.8         (76.1)            -              15.0                656.6

Income Taxes                                249.8         (31.4)            -              12.0(b)(c)(d)(f)    230.4
                                         ________        ______         _____             _____             ________

Net Income                              $   468.0       $ (44.7)       $    -            $  3.0            $   426.3
                                         ________        ______         _____             _____             ________
                                         ________        ______         _____             _____             ________

Earnings on Common Stock                $   428.3                                                          $   386.6

Earnings per Share                      $    1.51                                                          $    1.37


Average Number of Common
  Shares Outstanding                      282,912                                                            282,912

*Represents the recognition of a reduction due to the Company's 87 percent interest in Pacific Telecom.

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
                                     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                    December 31, 1994
                                                       (Unaudited)
                                                 In Millions of Dollars

                                    Historical                      Elimination of        Sale of           Pro Forma
                                   Consolidated      Historical       Affiliated        Alascom and        Consolidated
                                    PacifiCorp        Alascom        Balances (a)       Adjustments         PacifiCorp
_______________________________________________________________________________________________________________________

Assets
  Property, plant and equipment-net  $ 8,446.2        $(185.5)          $    -            $     -            $ 8,260.7
  Current assets                         815.4          (82.7)            13.1                                   745.8
  Investments                            189.9            (.1)           204.4             (226.1)(b)            168.1
  Intangible and other assets          2,394.1           (7.4)               -                  -              2,386.7
                                      ________         ______            _____             ______             ________

    Total Assets                     $11,845.6        $(275.7)          $217.5            $(226.1)           $11,561.3
                                      ________         ______            _____             ______             ________
                                      ________         ______            _____             ______             ________


Capitalization and Liabilities
  Common equity                      $ 3,459.8        $(170.2)          $170.2            $  47.4(b)         $ 3,507.2
  Preferred stock                        367.4              -                -                  -                367.4
  Preferred stock subject to
    mandatory redemption                 219.0              -                -                  -                219.0
  Long-term debt and capital
    lease obligations                  3,768.2              -                -                  -              3,768.2
  Current liabilities                  1,269.0          (69.9)            21.0             (254.1)(b)(c)         966.0
  Deferred credits                     2,654.3           (9.3)               -              (30.0)(b)          2,615.0
  Minority interest                      107.9          (26.3)*           26.3               10.6(b)             118.5
                                      ________         ______            _____             ______             ________

    Total Capitalization and
      Liabilities                    $11,845.6        $(275.7)          $217.5            $(226.1)           $11,561.3
                                      ________         ______            _____             ______             ________
                                      ________         ______            _____             ______             ________

*Represents the recognition of a reduction due to the Company's 87 percent interest in Pacific Telecom.

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                                  PACIFICORP

        Notes to Pro forma Condensed Consolidated Financial Statements
                                  (Unaudited)


 1.   BASIS OF PRESENTATION
      _____________________

      The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 1994 and income statement for the year then ended reflect the operations of PacifiCorp (the "Company") excluding Alascom, Inc. Pacific Telecom, Inc. ("Pacific Telecom") signed a definitive agreement on September 30, 1994 to sell the stock of Alascom to AT&T for $365 million (including the $75 million transition payment received in July 1994). The pro forma condensed consolidated balance sheet assumes the sale occurred on December 31, 1994. The pro forma condensed consolidated income statement assumes the sale occurred on January 1, 1994. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have resulted if the sale had occurred on the dates assumed, or of expected results of operations in the future.

      The unaudited pro forma condensed consolidated balance sheet and income statement, and related notes should be read in conjunction with the consolidated financial statements and related notes in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.

2.    PRO FORMA ADJUSTMENTS
      _____________________

      The accompanying pro forma condensed consolidated balance sheet as of December 31, 1994 consists of the historical balance sheet of the Company (after the elimination of affiliated transactions and interest), less the historical balance sheet of Alascom, plus certain pro forma adjustments described below:

      a. Affiliated balances between Pacific Telecom and its subsidiaries and Alascom eliminated in the consolidation process were restored on the pro forma balance sheet. The affiliated balances between Pacific Telecom and Alascom were added to Pacific Telecom's investment in Alascom. The affiliated balances between the other subsidiaries and Alascom were reclassified to the proper nonaffiliated line item.

      b. Cash proceeds of $260 million to be received at closing and the $30 million deposit in "Other Deferred Credits" received in October 1994, were offset by Pacific Telecom's investment in Alascom, income tax liability from the gain on the sale and net gain on sale. The actual gain to be realized on the sale will be lower than indicated on the pro forma condensed consolidated balance sheet as Pacific Telecom's basis in Alascom will increase as Alascom's earnings are recognized and affiliated account balances change between December 31, 1994 and closing.

      c. Cash proceeds received from the sale of Alascom have been applied to short-term debt. Pacific Telecom plans to redeploy the proceeds of the sale of Alascom to purchase certain US WEST assets in Oregon, Washington and Colorado. In February 1995, Pacific Telecom funded the $200 million Colorado acquisition with short-term borrowings and anticipates repaying these borrowings with proceeds from the sale of Alascom.

      The accompanying pro forma condensed consolidated income statement consists of the historical income statement of the Company (after the elimination of affiliated transactions and interest), less the historical income statement of Alascom, plus certain pro forma adjustments described below:

      a. Affiliated balances between Pacific Telecom and its subsidiaries and Alascom eliminated in the consolidation process were restored on the pro forma income statement.

      b. Interest expense was allocated to Alascom by imposing a debt structure equivalent to that of Pacific Telecom at December 31, 1994.

      c. Income taxes were adjusted to reverse favorable tax treatment Pacific Telecom recognized in 1994 relating to transition payments received or to be received from AT&T.

      d. Pacific Telecom costs previously allocated to Alascom operations were restored as ongoing expenses.

      e. Amortization of goodwill related to Alascom was restored to income.

      f. Cash proceeds received from the sale of Alascom have been applied to short-term debt with an average rate of 4.51%.